     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE INVESTMENT AGREEMENT DATED AS OF APRIL 15, 1987 BY AND AMONG AMERICAN EXPRESS COMPANY ("PARENT") AND LEHMAN BROTHERS HOLDINGS INC. (FORMERLY NAMED SHEARSON LEHMAN HUTTON HOLDINGS INC.) ("COMPANY"), ON THE ONE HAND, AND NIPPON LIFE INSURANCE COMPANY (INVESTOR"), ON THE OTHER HAND (THE "INVESTMENT AGREEMENT"), THE 1990 AGREEMENT, DATED AS OF JUNE 12, 1990, BY AND BETWEEN PARENT AND INVESTOR, AS ADOPTED BY COMPANY IN THE COMPANY AGREEMENT, DATED AS OF AUGUST 10, 1990 AND THE 1994 AGREEMENT, DATED AS OF MAY __, 1994, BY AND AMONG PARENT, COMPANY AND INVESTOR AND IN SECTION 12 HEREOF. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.



                                    WARRANT

                                  to Purchase

                                  [3,306,346]*

                                     Shares

                                       of

                    Common Stock (par value $.10 per share)

                                       of

                         LEHMAN BROTHERS HOLDINGS INC.

                     Initial Price:  $[35.0345]** per share





__________________________________

* To be adjusted to equal 10,398,221 multiplied by the actual Reverse Split Ratio to be determined as of the Record Date for the Distribution.

** To be adjusted to equal $11.14 divided by the actual Reverse Split Ratio to be determined as of the Record Date for the Distribution.

                 This certifies that, for value received, NIPPON LIFE INSURANCE COMPANY, a mutual insurance company organized under the laws of Japan ("Investor"), or its registered assigns (each, a "Holder") is entitled to purchase, subject to the provisions of this Warrant and the 1990 Agreement (as defined below), from LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Company"), at any time on or after the date hereof and on or before the Expiration Date, an aggregate of [3,306,346]* (the "Warrant Number") fully paid and nonassessable shares of Common Stock, par value $.10 per share ("Company Common Stock"), of the Company at a purchase price of $[35.0345]** per share (as adjusted from time to time as hereinafter set forth, the "Warrant Price"). As used herein, the term "Expiration Date" means with respect to all or a portion of the Warrant, as the case may be, the earlier of (i) the date fixed for acceleration of this Warrant by the Company pursuant to Section 10 and (ii) April 15, 1996. The Warrant Number and the Warrant Price





__________________________________

* To be adjusted to equal 10,398,221 multiplied by the actual Reverse Split Ratio to be determined as of the Record Date for the Distribution.

** To be adjusted to equal $11.14 divided by the actual Reverse Split Ratio to be determined as of the Record Date for the Distribution.

are subject to adjustment from time to time as hereinafter set forth. This Warrant is the Company Warrant referred to in Section 2.2 of the 1990 Agreement, dated as of June 12, 1990, by and between Parent and Investor, as adopted by the Company in the Company Agreement, dated as of August 10, 1990 (the 1990 Agreement, as adopted, the "1990 Agreement").
                 Section 1. Definitions. Except as otherwise specified herein, defined terms herein, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in the 1990 Agreement, as in effect on the date hereof.
                 Section 2. Exercise of Warrant. Subject to the provisions hereof, this Warrant may be exercised, at any time on or after the date hereof and on or before the Expiration Date (with respect to all or that portion of the Warrant which has not been accelerated pursuant to Section 10), by presentation and surrender hereof to Company at the office or agency of Company maintained for that purpose pursuant to Section 11 (the "Warrant office or agency"), with the Purchase Form annexed hereto duly executed and accompanied by payment to Company, for the account of Company, of the Warrant Price for the number of shares specified in such form. Company shall keep at the Warrant office or agency a register for the registration and registration of transfer of Warrants. The Warrant Price for the number of shares of Company Common Stock specified in the Purchase Form shall be payable in United States dollars by bank check or wire transfer of immediately available funds to an account designated by Company for this purpose.

        Upon receipt by Company of this Warrant at the Warrant office or agency, in proper form for exercise, Holder shall be deemed to be the holder of record of the shares of Company Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Company shall then be closed or that certificates representing such shares of Company Common Stock shall not then be actually delivered to Holder. Company shall pay all expenses, and any and all stamp or similar taxes that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2, except that Company shall not be required to pay any tax which may be payable in respect off any transfer involved in the issue and delivery of shares of Company Common Stock in a name other than that of Holder who shall have surrendered the same in exercise of the sub-scription right evidenced thereby and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company such tax or has established to the satisfaction of the Company that such tax has been paid.
                 All shares of Company Common Stock issued upon exercise of this Warrant shall be duly authorized and validly issued, fully paid and nonassessable.
                 Section 3. Reservation of Shares; Preservation of Rights of Holder. Company hereby agrees that there shall be reserved for issuance and/or delivery upon exercise of this Warrant, free from preemptive rights, such number of shares of authorized but unissued or treasury shares of Company Common Stock, or other stock or securities deliverable pursuant to paragraph
(g) of Section 7, as shall be required for issuance or delivery upon exercise of this Warrant. Company further agrees that it will not, by amendment of its Restated Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company. Without limiting the generality of the foregoing, Company agrees that before taking any action which would cause an adjustment reducing the Warrant Price below the then par value of Company Common Stock issuable upon exercise hereof, Company will from time to time take all such action which may be necessary in order that Company may validly and legally issue fully paid and nonassessable shares of such Company Common Stock at the Warrant Price as so adjusted.
                 Section 4. Fractional Shares. Company shall not be required to issue fractional shares of Company Common Stock upon exercise of this Warrant but shall pay for such fraction of a share in cash or by certified or official bank check at the Warrant Price.
                 Section 5. Loss of Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnifi- cation, and upon surrender and cancellation of this Warrant, if mutilated, Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.
                 Section 6. Rights of the Investor. Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in Company.
                 Section 7. Antidilution Provisions. The Warrant Price and the Warrant Number shall be subject to adjustment from time to time as provided in this Section 7.
                 (a) In case Company shall pay or make a dividend or other distribution on any class of capital stock of Company in Company Common Stock, the Warrant Price in effect at the opening of business on the day following the date fixed for the determi- nation of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Warrant Price by a fraction of which the numerator shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such distribution is not so made, (i) the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such date fixed for determination of stockholders entitled to receive such distribution had not been fixed, and (ii) Holder shall have the option of reversing any exercise of this Warrant made after such record date in contemplation of such distribution (and thereby re-establishing this Warrant to the extent so exercised) by returning to Company any Company Common Stock, cash and other securities or property which had been received on such exercise; provided, that the option set forth in this clause (ii) shall be exercisable only prospectively by a written instrument delivered to Company at the time this Warrant is so exercised, which instrument shall state that Holder revokes such exercise of this Warrant if such distribution is not so made. For the purposes of this paragraph (a), the number of shares of Company Common Stock at any time outstanding shall not include shares held in the treasury of Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Company Common Stock. Company will not pay any dividend or make any distribution on shares of Company Common Stock held in the treasury of Company.

                 (b) In case Company shall issue rights or warrants to all holders of Company Common Stock entitling them to subscribe for or purchase shares of Company Common Stock at a price per share less than (i) if Company shall have outstanding at the time of such issuance and for a period of at least 30 trading days immediately prior to such issuance Public Company Stock, the Average Market Price of Company Common Stock or (ii) if otherwise, the Fair Market Value per share of Company Common Stock, on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Warrant Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Warrant Price by a fraction of which the numerator shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Company Common Stock which the aggregate of the offering price of the total number of shares of Company Common Stock so offered for subscription or purchase would purchase at such Average Market Price or Fair Market Value, as the case may be, and the denominator shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Company Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such issuance is not so made, (i) the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such date fixed for determination of stockholders entitled to receive such rights or warrants had not been fixed, and (ii) Holder shall have the option of reversing any exercise of this Warrant made after such record date in contemplation of such issuance (and thereby re-establishing this Warrant to the extent so exercised) by returning to Company any Company Common Stock, cash and other securities or property which had been received on such exercise; provided, that the option set forth in this clause (ii) shall be exercisable only prospectively by a written instrument delivered to Company at the time this Warrant is so exercised, which instrument shall state that Holder revokes such exercise of this Warrant if such issuance is not so made. For the purposes of this paragraph (b), the number of shares of Company Common Stock at any time outstanding shall not include shares held in the treasury of Company. Company agrees that it will not issue any rights or warrants in respect of shares of Company Common Stock held in the treasury of Company. For purposes of this paragraph (b), "Fair Market Value" per share of Company Common Stock on any date means the fair market value thereof on the date in question, which either (A) shall be determined jointly by Company and Investor or (B) if Investor and Company cannot agree, shall be reasonably determined in good faith by the Board of Directors of Company.
                 (c) In case outstanding shares of Company Common Stock shall be subdivided into a greater number of shares of Company Common Stock, the Warrant Price in effect at the opening of business on the day following the date upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Company Common Stock shall each be combined into a smaller number of shares of Company Common Stock, the Warrant Price in effect at the opening of business on the day following the date upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.
                 (d) In case Company shall, by dividend or otherwise, distribute to all holders of Company Common Stock evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in paragraph (b) of this section 7, (ii) any dividend or distribution paid in cash or other property out of the Adjusted Retained Earnings of Company and (iii) any dividend or distribution referred to in paragraph (a) of this Section 7), then either (at the option of Company) (I) Company shall elect to include in such distribution Holder (as of the record date for such distribution) as if Holder had exercised this Warrant for Company Common Stock immediately prior to such record date (such exercise assumed to be made at the Warrant Price in effect without regard to the adjustment provided in the following clause (II)), or (II) the Warrant Price shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Fair Market Price per share of

Company Common Stock on the date fixed for such determination less the fair market value (as determined jointly by Company and Investor, or an independent, internationally recognized investment banking firm selected by them if they are unable to reach agreement) on such date of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Company Common Stock and the denominator shall be the Fair Market Price per share of Company Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In the event that such distribution is not so made, (i) the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such date fixed for determination of stockholders entitled to receive such distribution had not been fixed, and (ii) Holder shall have the option of reversing any exercise of this Warrant made after such record date in contemplation of such distribution (and thereby re-establishing this Warrant to the extent so exercised) by returning to Company any Company Common Stock, cash and other securities or property which had been received on such exercise; provided, that the option set forth in this clause (ii) shall be exercisable only prospectively by a written instrument delivered to Company at the time this Warrant is so exercised, which instrument shall state that Holder revokes such exercise of this Warrant if such distribution is not so made. If Company makes an election under clause
(I) of this paragraph (d) with respect to any such distribution payable on this Warrant (an "Elected Company Dividend"), Company may in lieu of such distribution elect to pay the fair market value (determined as provided above) of such Elected Company Dividend in cash (the "Cash Equivalent") or elect to defer payment of such Elected Company Dividend or the Cash Equivalent to the Holder and hold such amount (and any amounts subsequently paid or earned in respect of such deferred Elected Company Dividend or Cash Equivalent) in trust for the Holder until this Warrant is exercised; provided, that payment to the Holder shall be made promptly upon exercise; and provided, further, that any such deferred Elected Company Dividend or Cash Equivalent applicable to any portion of this Warrant shall not be payable and shall be released to Company and no longer held in trust for the Holder with respect to such portion after this Warrant has expired. Any cash to be held in trust for Holder as a deferred Elected Company Dividend or Cash Equivalent shall be invested by Company in U.S. government treasury bills. For purposes of this paragraph (d): "Adjusted Retained Earnings" shall mean the retained earnings of Company as of the date of such dividend or distribution plus $500,000,000 and any dividend paid after the Closing Date (which has been debited against retained earnings) on any preferred stock of Company outstanding on the Closing Date; and "Fair Market Price" per share of Company Common Stock on any date means the fair market value thereof on the date in question, determined (i) jointly by Company and Investor or (ii) if Investor and Company cannot so agree, by an independent, internationally recognized investment banking firm selected by Investor and Company which determination in any such case shall include the value attributable to any assets or securities to be distributed to the holders of Company Common Stock.
                 (e) The reclassification (including any reclassification upon a consolidation or merger in which Company is the continuing corporation, but not including any transactions for which an adjustment is provided in paragraph
(g) below) of Company Common Stock into securities including other than Company Common Stock shall be deemed to involve (i) a distribution of such securities other than Company Common Stock to all holders of Company Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (d) of this Section 7), and (ii) a subdivision or combination, as the case may be, of the number of shares of Company Common Stock outstanding immediately prior to such reclassification into the number of shares of Company Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the date upon which such subdivision becomes effective" or "the date upon which such combination becomes effective," as the case may be, and "the date upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section 7).
                 (f) Company may make such reductions in the Warrant Price, in addition to those required by paragraphs (a), (b), (c), (d) and (e) of this
Section 7, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                 (g) In case of any consolidation of Company with, or merger of Company into, any other Person, any merger of another Person into Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Company Common Stock) or any sale or transfer of all or substantially all of the assets of Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Holder a new Warrant satisfactory in form and substance to Holder, providing that the Holder shall have the right thereafter, during the period such Warrant shall be outstanding to exercise such Warrant only into the kind and amount (if any) of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Company Common Stock of the Company into which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. If the holders of the Company Common Stock may elect from choices the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer, then for the purpose of this Section 7 the kind and amount of securi-ties, cash and other property receivable upon such consolidation, merger, sale or transfer shall be deemed to be the choice specified by Holder, which specification shall be made by Holder by the later of (i) 20 Business Days after Holder is provided with a final version of all information required by law or regulation to be furnished to holders of Company Common Stock concerning such choice, or if no such information is required, 20 Business Days after Company notified Holder of all material facts concerning such specification and
(ii) the last time at which holders of Common Stock are permitted to make their specification known to Company. If Holder fails to make any specification, Holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Common Stock not affiliated with Company or the other Person to the merger or consolidation or, if no such holders exist, as specified by the Board of Directors of the Company in good faith. Such new Warrant shall provide for adjustments which, for events subsequent to the effective date of such new Warrant, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions of this paragraph (g) shall similarly apply to successive consolidations, mergers, sales or transfers.

                 (h) Whenever there shall be any change in the Warrant Price hereunder, then there shall be an adjustment (to the nearest hundredth of a share) in the number of shares of Company Common Stock purchasable upon exercise of this Warrant, which adjustment shall become effective at the time such change in the Warrant Price becomes effective and shall be made by multiplying the number of shares of Company Common Stock purchasable upon exercise of this Warrant immediately before such change in the Warrant Price by a fraction the numerator of which is the Warrant Price immediately before such change and the denominator of which is the Warrant Price immediately after such change. Any Elected Company Dividend or Cash Equivalent then being held in trust by Company shall, following such adjustment, continue to be so held for distribution with respect to the adjusted number of shares of Company Common Stock.
                 (i) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 5% in such price; provided, however, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing, any adjust-ment required by this subsection (i) shall be made no later than the earlier of three years from the date of the transaction which mandates such adjustment or the expiration of the right to exercise the Warrant or a portion thereof.
                 (j) In any case in which this Section 7 shall require that an adjustment shall become effective immediately after a record date for an event, Company may defer until the occurrence of such event (i) issuing to Holder, if the Warrant is exercised after such record date and before the occurrence of such event, the additional Company Common Stock (and associated Elected Company Dividend or Cash Equivalent, if any) issuable upon such exercise by reason of the adjustment required by such event over and above Company Common Stock (and associated Elected Company Dividend or Cash Equivalent, if any) issuable upon such exercise before giving effect to such adjustment and (ii) paying to Holder any amount in cash in lieu of a fractional share of Company Common Stock pursuant to Section 4 above; provided, that, upon request of Holder, Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional Company Common

Stock and such cash, upon the occurrence of the event requiring such adjustment.
                 Section 8. Notice of Adjustment of Warrant Price. Whenever the Warrant Price is adjusted as herein provided, Company shall compute the adjusted Warrant Price in accordance with Section 7 and shall prepare a certificate signed by the Treasurer of Company (or other responsible financial officer) setting forth the adjusted Warrant Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the Warrant office or agency of Company and a copy sent by air mail as soon as practicable to Holder (other than Investor) at its last address as it shall appear upon the register provided for in Section 2 or to such other address, otherwise as provided in Section 13.
                 Section 9. Notice Regarding Dividends, Subscription Rights, Reclassifications, Dissolutions. In case:
                 (a) Company shall declare a dividend (or any other distribution) on Company Common Stock payable otherwise than in cash out of its Adjusted Retained Earnings; or

                 (b) Company shall authorize the granting to the holders of Company Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or
                 (c) of any reclassification of Company Common Stock (other than a subdivision or combination of its outstanding shares of Company Common Stock), or of any consolidation or merger to which Company is a party and for which approval of any stockholders of Company is required, or of the sale or transfer of all or substantially all of the assets of Company; or
                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of Company;
then Company shall cause to be filed at its Warrant office or agency, and shall cause to be air mailed to Holder at its last address as it shall appear upon the register provided for in Section 2, at least 30 days (or 15 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or issuance of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Company Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Company Common Stock of record shall be entitled to exchange their shares of Company Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
                 Section 10. Acceleration of Expiration Date. Company may at its option, and upon at least 60 days' and not more than 75 days' prior written notice to the Holder, accelerate expiration of that portion of this Warrant set forth below:

                                       Number of Shares As to
                                       Which Warrant Expires
         From the Closing Date
         to and including
         August 10, 1991  . . . .      up to (i) 0.2 times (ii) the Warrant Number minus the number of shares of Company Warrant
                                       Common Stock issued prior to the date fixed for acceleration.

         thereafter to
         and including
         August 10, 1992  . . . .      up to (i) 0.4 times (ii) the Warrant Number minus the number of shares of Company Warrant
                                       Common Stock issued or accelerated prior to the date fixed for acceleration.

         thereafter to
         and including
         August 10, 1993  . . . .      up to (i) 0.6 times (ii) the Warrant Number minus the number of shares of Company Warrant
                                       Common Stock issued or accelerated prior to the date fixed for acceleration.

         thereafter to
         and including
         August 10, 1994  . . . .      up to (i) 0.8 times (ii) the Warrant Number minus the number of shares of Company Warrant
                                       Common Stock issued or accelerated prior to the date fixed for acceleration.

         thereafter . . . . . . .      up to the Warrant Number minus the number of shares of Company Warrant Common Stock issued or accelerated prior to the date fixed for acceleration.


provided, however, Company shall not have the right to require such an acceleration unless (i) there is Public Company Common Stock outstanding on the date upon which notice of acceleration is first given and such redemption is effected, and (ii) the closing price (determined in the manner provided in the definition of "Average Market Price" set forth in
Exhibit 1 to the Investment Agreement) of Company Common Stock has equaled or exceeded 135% of the then current Exercise Price on at least twenty (20) of thirty (30) consecutive trading days ending not earlier than the Business Day prior to the day on which notice of acceleration is first given; and provided, further, that the effective date of any acceleration pursuant to this Section 10 shall be delayed (but in no event more than one year) to the extent necessary for the Holder or Company to effect compliance with any laws or regulations applicable to the exercise of Holder's right to exercise this Warrant. The notice of expiration shall state the Warrant Price as of the date thereof. Upon any such expiration in part, the Company shall, if requested by Holder, issue a new Warrant representing the unexpired portion upon receipt of this Warrant.
                 Section 11. Maintenance of Office or Agency. Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where this Warrant may be presented or surrendered for split-up, combination, registration of transfer, or exchange and where notices and demands to or upon Company in respect of the Warrant may be served.
                 Section 12. Assignments or Transfers. Unless Holder is Parent or one of its Affiliates, Holder may not (i) transfer, sell or otherwise assign this Warrant to any Person other than Investor, Company or Parent, or an Affiliate of any of them, or (ii) request that shares of Company Common Stock be issued upon exercise of this Warrant to any Person other than Investor, Company or Parent, or an Affiliate of any of them, unless transfer of such Company Common Stock is permitted to such person under Section 7.3 of the 1990 Agreement, in each case without the prior written consent of Company.
                 Section 13. Notices. Notices under this Warrant to Company and Investor shall be provided in the manner, and to the addresses of Company and Investor, set forth in the Company Agreement.





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
                 Section 14. Governing Law. This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

Dated:  Amended and               LEHMAN BROTHERS
        Restated as of              HOLDINGS INC.
        May __, 1994


         (Seal)

                                                   By
                                                     -------------------------



ATTEST:



- -----------------------
         Secretary

                                 PURCHASE FORM


                 The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Company Common Stock, par value $.10 per share, of LEHMAN BROTHERS HOLDINGS INC. and hereby makes payment of $____________ in payment of the Warrant Price thereof.


Dated:                       , 19  .
         --------------------    --

Instructions for Registration of Stock

         Name
             ---------------------------------------------
                 (please typewrite or print in block letters)

         Address
                ------------------------------------------




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